NEWS RELEASE

FOR RELEASE: IMMEDIATELY

GATX CORPORATION ANNOUNCES ELECTION OF BRIAN KENNEY TO CHIEF EXECUTIVE OFFICER

     CHICAGO, April 22 - GATX Corporation (NYSE:GMT) today announced the Board of Directors elected Brian A. Kenney, 45, as Chief Executive Officer at a Board meeting held in conjunction with the company’s annual shareholders’ meeting today. This follows the succession plan announced by the Board in October 2004, when Mr. Kenney was elected to the Board of Directors and as President of GATX Corporation. Mr. Kenney succeeds Ronald H. Zech, who will continue to serve as Chairman of GATX’s Board of Directors until his previously announced retirement in October 2005.

COMPANY DESCRIPTION

     GATX Corporation (NYSE:GMT) is a specialized leasing company combining asset knowledge and services, structuring expertise, partnering, and capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar, locomotive, and aircraft operating leasing.

FOR FURTHER INFORMATION CONTACT:

Rhonda S. Johnson
Director, Investor Relations
GATX Corporation
312-621-6262

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(04/22/05)